October 12, 2010

Dear Stockholder:

Throughout the year, we have discussed the process of revaluing shares of Inland American Real Estate Trust, Inc. (“Inland American”) stock.  As a reminder, in February 2009, the Financial Industry Regulatory Authority issued Regulatory Notice 09-09, advising broker-dealers to provide estimated per share values of their customer’s investments based on data no more than 18 months old. To support broker-dealer compliance with this new regulation, non-traded REITs, including Inland American, are providing an estimated value per share of their common stock generally within 18 months of a completed offering.

New Estimated Value of our Shares

In an 8-K filing with the Securities and Exchange Commission on September 23, 2010, we stated that the new estimated value per share of Inland American is $8.03.  It is important to note that this estimated value is only a snapshot in time, and we believe it does not reflect the long-term value of our assets.  As the economy slowly improves, we expect the value of our shares to reflect that.  Keep in mind that we have the ability to pursue a liquidity event when we believe it will provide the most value for our stockholders.  We remain confident in our best-of-class portfolio of diversified commercial real estate assets and in the strength of our balance sheet, which we believe has positioned Inland American for future growth.

Distribution Reinvestment Plan

In conjunction with this estimate of the value per share of our stock, our board of directors amended the Distribution Reinvestment Plan (“DRP”), effective September 21, 2010, solely to modify the purchase price.  This letter is your notification of such amendment.  Under the DRP, a stockholder may acquire, from time to time, additional shares of our stock by reinvesting cash distributions payable by us to such stockholder, without incurring any brokerage commission, fees or service charges.  Additional shares of Inland American stock purchased under the DRP after September 21, 2010, will be purchased at $8.03 per share.

Chairman’s Call replay and Frequently Asked Questions

Our chairman, Bob Parks, hosted an informational webcast on Friday, September 24, 2010, to discuss Inland American’s estimate of share value.  A replay of that webcast is available for your reference, and can be found at www.inlandamerican.com.  In addition, included with this letter is a Frequently Asked Questions document, which we hope will clarify any further questions you may have regarding this process.

Cash Distribution

We have enclosed your cash distribution for the month of September, paid at an annualized rate equal to $0.50 per share, which was determined by our board of directors in consultation with our business manager.   Please note that your distribution is not changing. This equates to a 5% annualized yield on a share purchase price of $10.00 and a 6.2% annualized yield on a share purchase price of $8.03.   If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.

We appreciate your investment in Inland American Real Estate Trust, Inc.   If you have any questions, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker-Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.